EXHIBIT 99.2














                        THE DEFENSE BUSINESS OF
                        HUGHES ELECTRONICS CORPORATION

                        FINANCIAL STATEMENTS FOR THE YEARS ENDED
                        DECEMBER 31, 1996, 1995 AND 1994 AND
                        INDEPENDENT AUDITORS' REPORT






                         [DELOITTE & TOUCHE LLP LETTERHEAD]





         INDEPENDENT AUDITORS' REPORT


         The Defense Business of Hughes Electronics Corporation:


         We have audited the Combined Balance Sheet of the Defense Business of Hughes Electronics Corporation and subsidiaries (the Defense Business) as of December 31, 1996 and 1995 and the related Combined Statement of Income and Parent Company's Net Investment and Combined Statement of Cash Flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Defense Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.


         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


         In our opinion, such financial statements present fairly, in all material respects, the financial position of the Defense Business at December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


         As discussed in Note 2 to the combined financial statements, effective January 1, 1994 the Defense Business changed its method of accounting for postemployment benefits.


                                               /s/ Deloitte & Touche LLP


         March 21, 1997






         THE DEFENSE BUSINESS OF
         HUGHES ELECTRONICS CORPORATION


         COMBINED STATEMENT OF INCOME AND
         PARENT COMPANY'S NET INVESTMENT
         YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
         (Dollars in Millions)

                                               Years Ended December 31,
                                             ----------------------------
                                                1996     1995      1994
         ----------------------------------------------------------------
         REVENUES
         Net sales                          $6,382.7  $5,921.8  $5,896.0
         Other income - net                      9.1      43.0      22.5
         ----------------------------------------------------------------
         TOTAL REVENUES                      6,391.8   5,964.8   5,918.5
         COSTS AND EXPENSES
         Cost of sales and other
           operating charges,
           exclusive of items
           listed below                      5,211.1   4,783.4   4,762.2
         Selling, general, and
           administrative expenses             321.6     311.0     323.2
         Depreciation and amortization         145.3     139.2     164.2
         Amortization of GM purchase
           accounting adjustments
           related to Hughes Aircraft
           Company                             101.3     101.3     101.3
         Interest expense                       92.3      75.9      64.9
         ----------------------------------------------------------------
         TOTAL COSTS AND EXPENSES            5,871.6   5,410.8   5,415.8
         ----------------------------------------------------------------
         Income before income Taxes            520.2     554.0     502.7
         Income taxes                          239.3     235.4     226.2
         ----------------------------------------------------------------
         Income before cumulative
         effect of accounting change           280.9     318.6     276.5
         Cumulative effect of accounting
         change                                  -         -         7.1
         ----------------------------------------------------------------
         NET INCOME                            280.9     318.6     269.4
         ----------------------------------------------------------------
         Parent Company's Net Investment,
           beginning of period               4,680.2   4,198.2   4,283.3
         Net (distributions to)
           contributions from Parent
           Company                            (136.1)    173.2    (354.8)
         Change in minimum pension
           liability                             0.4      (5.0)      -
         Foreign currency translation
           adjustment                           (2.4)     (4.8)      0.3
         ----------------------------------------------------------------
         PARENT COMPANY'S NET INVESTMENT,
           END OF PERIOD                    $4,823.0  $4,680.2  $4,198.2
         ----------------------------------------------------------------
         Reference should be made to the Notes to Combined Financial Statements.






         THE DEFENSE BUSINESS OF
         HUGHES ELECTRONICS CORPORATION

         COMBINED BALANCE SHEET
         DECEMBER 31, 1996 AND 1995
         (Dollars in Millions)
                                                           December 31,
                                                          ---------------
         ASSETS                                           1996      1995
         ----------------------------------------------------------------
         CURRENT ASSETS
         Cash and cash equivalents                       $  59.7   $  15.7
         Accounts and notes receivable (less
            allowances)                                    612.7     754.6
         Contracts in process, less advances
            and progress payments of $956.2
            and $1,259.2                                 1,581.2   1,460.2
         Inventories                                       337.7     291.3
         Deferred income taxes                             285.3     325.6
         Prepaid expenses                                   31.1      32.6
         -----------------------------------------------------------------
         TOTAL CURRENT ASSETS                            2,907.7   2,880.0
         -----------------------------------------------------------------
         PROPERTY - NET                                  1,085.1   1,061.9
         -----------------------------------------------------------------
         INTANGIBLE ASSETS, NET OF AMORTIZATION OF
         $1,268.5 AND $1,149.3                           2,907.4   2,993.0
         -----------------------------------------------------------------
         INVESTMENTS AND OTHER ASSETS,
            PRINCIPALLY AT COST (LESS ALLOWANCES)          128.2      91.0
         -----------------------------------------------------------------
         TOTAL ASSETS                                   $7,028.4  $7,025.9
         -----------------------------------------------------------------
         LIABILITIES AND PARENT COMPANY'S NET INVESTMENT
         -----------------------------------------------------------------
         CURRENT LIABILITIES
         Accounts payable                               $  278.3  $  267.6
         Advances on contracts                             396.8     441.1
         Notes and loans payable                            94.5      84.0
         Accrued liabilities                             1,119.4   1,167.2
         -----------------------------------------------------------------
         TOTAL CURRENT LIABILITIES                       1,889.0   1,959.9
         -----------------------------------------------------------------
         LONG-TERM DEBT AND CAPITALIZED LEASES              34.4      49.7
         -----------------------------------------------------------------
         OTHER LIABILITIES AND DEFERRED CREDITS            174.4     200.9
         -----------------------------------------------------------------
         DEFERRED INCOME TAXES                             107.6     135.2
         -----------------------------------------------------------------
         COMMITMENTS AND CONTINGENCIES
         PARENT COMPANY'S NET INVESTMENT                 4,823.0   4,680.2
         -----------------------------------------------------------------
         TOTAL LIABILITIES AND PARENT COMPANY'S
         NET INVESTMENT                                 $7,028.4  $7,025.9
         -----------------------------------------------------------------
         Reference should be made to the Notes to Combined Financial Statements.






         THE DEFENSE BUSINESS OF
         HUGHES ELECTRONICS CORPORATION

         COMBINED STATEMENT OF CASH FLOWS
         YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
         (Dollars in Millions)

                                                 Years Ended December 31,
                                               ---------------------------
                                                 1996      1995      1994
         -----------------------------------------------------------------
         CASH FLOWS FROM OPERATING ACTIVITIES
         Net income                            $ 280.9   $ 318.6   $ 269.4
         Adjustments to reconcile net income
           to net cash provided by operating
           activities
             Depreciation and amortization       145.3     139.2     164.2
             Amortization of GM purchase
              accounting adjustments related
              to Hughes Aircraft Company         101.3     101.3     101.3
             Deferred income taxes and other      19.6     (25.8)     16.4
             Change in other operating assets
                 and liabilities
                  Accounts receivable            148.0      46.8    (254.6)
                  Contracts in process          (117.2)   (153.9)    337.5
                  Inventories                    (46.2)    (84.7)     28.5
                  Accounts payable                 9.7    (146.6)   (143.9)
                  Advances on contracts          (44.3)     38.5      45.9
                  Accrued and other liabilities  (62.8)    253.8    (164.3)
                  Other                          (81.3)   (154.0)     63.3
         -----------------------------------------------------------------
         NET CASH PROVIDED BY OPERATING
            ACTIVITIES                           353.0     333.2     463.7
         -----------------------------------------------------------------
         CASH FLOWS FROM INVESTING ACTIVITIES
         Investment in companies, net of cash
            acquired                             (28.7)   (549.2)      -
         Expenditures for property              (178.3)    (99.4)   (174.1)
         Proceeds from disposal of property       45.2      58.6      87.6
         Proceeds from sale of businesses          -        23.6       -
         (Increase) decrease in notes receivable  (6.3)      6.7       3.8
         -----------------------------------------------------------------
         NET CASH USED IN INVESTING ACTIVITIES  (168.1)   (559.7)    (82.7)
         -----------------------------------------------------------------
         CASH FLOWS FROM FINANCING ACTIVITIES
         Net increase in notes and loans payable  10.5      18.2      57.2
         Payment on long-term debt               (15.3)     (7.9)    (26.3)
         (Distributions to) contributions from
            Parent Company                      (136.1)    173.2    (354.8)
         -----------------------------------------------------------------
         NET CASH (PROVIDED BY) USED IN FINANCING
            ACTIVITIES                          (140.9)    183.5    (323.9)
         -----------------------------------------------------------------
         Net increase (decrease) in cash and
            cash equivalents                      44.0     (43.0)     57.1
         Cash and cash equivalents at beginning
            of the year                           15.7      58.7       1.6
         -----------------------------------------------------------------
         Cash and cash equivalents at end
            of the year                        $  59.7   $  15.7   $  58.7
         -----------------------------------------------------------------
         Reference should be made to the Notes to Combined Financial
         Statements.






         THE DEFENSE BUSINESS OF
         HUGHES ELECTRONICS CORPORATION


         NOTES TO COMBINED FINANCIAL STATEMENTS


         NOTE 1:  BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS


         On January 16, 1997, HE Holdings, Inc., a wholly owned subsidiary of Hughes Electronics Corporation (Hughes), General Motors Corpo-ration (GM), the parent of Hughes, and Raytheon Company (Raytheon) entered into various agreements (such agreements are referred to herein as the Merger Agreements) pursuant to which the defense business of Hughes (the Defense Business) will be spun-off to holders of GM's common stocks, followed immediately by the tax-free merger of the Defense Business with Raytheon. This transaction is subject to, among other things, the approval of GM's $1-2/3 par value and Class H stockholders, the approval of Raytheon's stockholders and the receipt of various regulatory approvals.


         The Defense Business is not a legal entity. The combined finan-cial statements present the financial position, results of opera-tions and cash flows of the Defense Business, which consists pri-marily of operations included in the Aerospace and Defense Systems segment of Hughes, certain other businesses identified in the Merger Agreements and certain Hughes Corporate assets, liabilities, income and expenses attributable to the Defense Business. The combined financial statements do not include cer-tain other defense operations of Hughes which will not be merged with Raytheon, consisting principally of the defense business of Hughes currently reported in the Hughes Telecommunications and Space segment. All transactions and balances between the enti-ties included in the combined financial statements have been eliminated. All Defense Business amounts due from or payable to other Hughes businesses, excluding amounts included in loans pay-able to affiliate, have been reported in Parent Company's Net Investment.


         The combined financial statements include allocations of corpo-rate expenses from Hughes including research and development, general management, human resources, financial, legal, tax, qual-ity, communications, marketing, international, employee benefits and other miscellaneous services. These costs and expenses have been charged to the Defense Business based either on usage or using allocation methodologies which comply with U.S. Government cost accounting standards, primarily based upon total revenues, certain tangible assets and payroll expenses. Management believes the allocations were made on a reasonable basis; how-ever, they do not necessarily equal the costs that the Defense Business would have incurred on a stand-alone basis. The finan-cial information included herein may not necessarily reflect the financial position, results of operations and cash flows of the Defense Business on a standalone basis in the future.


         The Defense Business participates in a centralized cash manage-ment system wherein cash receipts are transferred to and cash disbursements are funded by Hughes daily. Accordingly, the Com-bined Balance Sheet includes only cash and cash equivalents held by the Defense Business, consisting principally of cash held by foreign operations. Interest expense in the Combined Statement of Income and Parent Company's Net Investment includes interest expense associated with the debt included in the Combined Balance Sheet plus an allocated share of total HE Holdings, Inc. interest expense.


         The Defense Business operates in one segment: the development, production and support of advanced electronics systems including missile, airborne radar and communications, information, training and simulation, command and control, torpedoes and sonar, elec-tro-optical, air traffic control, and guidance and control.







         NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS


         The preparation of financial statements in conformity with gener-ally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts which differ from those estimates.


         REVENUE RECOGNITION


         Sales under long-term contracts are recognized primarily using the percentage-of-completion (cost-to-cost) method of accounting. Under this method, sales are recorded equivalent to costs in-curred plus a portion of the profit expected to be realized, determined based on the ratio of costs incurred to estimated total costs at completion. Sales under certain commercial long-term contracts and to outside customers not pursuant to long-term contracts generally are recognized as products are shipped or services are rendered.


         Profits expected to be realized on long-term contracts are based on estimates of total sales value and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments to profits resulting from such revisions are recorded in the accounting period in which the revisions are made. Estimated losses on contracts are recorded in the period in which they are identified.


         Certain contracts contain cost or performance incentives which provide for increases in profits for surpassing stated objectives and decreases in profits for failure to achieve such objectives. Amounts associated with incentives are included in estimates of total sales values when there is sufficient information to relate actual performance to the objectives.


         CASH FLOWS


         Cash equivalents consist of highly liquid investments purchased with original maturities of 90 days or less.


         Net cash provided by operating activities reflects cash payments for interest made by the Defense Business and by Hughes on behalf of the Defense Business of $92.3 million, $75.9 million and $64.9 million in 1996, 1995 and 1994, respectively. Cash payments for income taxes made by Hughes on behalf of the Defense Business amounted to $226.6 million, $299.0 million and $209.1 million in 1996, 1995 and 1994, respectively.







         ACCOUNTS RECEIVABLE AND CONTRACTS IN PROCESS


         Accounts receivable principally are related to long-term con-tracts and programs. Amounts billed under retainage provisions of contracts are not significant, and substantially all amounts are collectible within one year.


         Contracts in process are stated at costs incurred plus estimated profit, less amounts billed to customers and advances and prog-ress payments applied. Engineering, tooling, manufacturing, and applicable overhead costs, including administrative, research and development, and selling expenses, are charged to costs and ex-penses when incurred. Contracts in process include amounts relating to contracts with long production cycles, and $87.3 mil-lion of the 1996 amount is expected to be billed after one year. Contracts in process in 1996 also includes approximately $43.8 million relating to claims and requests for equitable adjust-ments. Under certain contracts with the U.S. Government, prog-ress payments are received based on costs incurred on the respec-tive contracts. Title to the inventories related to such contracts (included in contracts in process) vests with the U.S. Government.


         INVENTORIES


         Inventories are stated at the lower of cost or market, princi-pally using the average cost method.


         Major Classes of Inventories


         (Dollars in Millions)                     1996         1995
         -----------------------------------------------------------------
         Productive material and supplies         $ 63.5       $ 75.6
         Work in process and finished goods        274.2        215.7
         -----------------------------------------------------------------
         Total                                    $337.7       $291.3
         ------------------------------------------------------------------



         PROPERTY AND DEPRECIATION


         Property is carried at cost. Depreciation of property is provided for based on estimated useful lives generally using accelerated methods. Recoverability of property is periodically evaluated by assessing whether the net book value can be recovered over its remaining life through undiscounted cash flows generated by the asset.


         INTANGIBLE ASSETS


         Effective December 31, 1985, GM acquired Hughes Aircraft Company
         (HAC), now a wholly owned subsidiary of Hughes. The acquisition of HAC was accounted for as a purchase. The excess of the pur-chase price over the net tangible assets acquired, $4,244.7 mil-lion, was assigned to intangible assets, primarily goodwill. The portion of such intangible assets and related amortization at-tributable to the Defense Business has been reflected in the accompanying combined financial statements.


         Intangible assets are amortized using the straight-line method over periods not exceeding 40 years. Recoverability is periodi-cally evaluated by assessing whether the unamortized carrying amount can be recovered over its remaining life through undis-counted cash flows generated by underlying tangible assets.







         INCOME TAXES


         The Defense Business, along with other Hughes businesses and sub-sidiaries, joins with GM in filing a consolidated U.S. federal income tax return. Current and deferred income taxes are computed by Hughes and allocated to the Defense Business according to principles established by Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, as measured by applying currently enacted tax laws. Hughes has paid the Defense Business' share of the consolidated income tax liability. The income taxes that would have been paid by the Defense Business if it were a separate taxpayer but were not paid under Hughes' policy results in an increase in the Parent Company's Net Investment.


         RESEARCH AND DEVELOPMENT


         Expenditures for research and development are charged to costs and expenses as incurred and amounted to $84.2 million in 1996, $100.0 million in 1995 and $103.6 million in 1994.


         FINANCIAL INSTRUMENTS


         Hughes enters into foreign exchange-forward contracts on behalf of the Defense Business to reduce the Defense Business' exposure to fluctuations in foreign exchange rates. Such foreign ex-change-forward contracts are accounted for in the accompanying combined financial statements as hedges to the extent they are designated as, and are effective as, hedges of firm foreign cur-rency commitments.


         FOREIGN CURRENCY


         Substantially all of the Defense Business' foreign operations have determined the local currency to be their functional cur-rency. Accordingly, most foreign entities translate assets and liabilities from their local currencies to U.S. dollars using year-end exchange rates. Income and expense accounts are trans-lated at the average rates in effect during the year. The re-lated translation adjustments are included in the foreign cur-rency translation adjustment in the Combined Statement of Income and Parent Company's Net Investment. Foreign currency transac-tion net gains and losses included in the combined operating results were not material in all years presented.


         MARKET CONCENTRATIONS


         Sales under United States Government contracts were approximately 70%, 71% and 74% of net sales in 1996, 1995 and 1994, respec-
         tively. No single United States Government program accounted for more than 10% of revenues.







         NEW ACCOUNTING STANDARDS


         Effective January 1, 1996, Hughes adopted SFAS No. 121, Account-ing for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement establishes accounting standards for the impairment of long-lived assets, certain iden-tifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The adoption of this new account-ing standard did not have a material effect on the Defense Busi-ness' combined operating results or financial position.


         Effective January 1, 1994, Hughes adopted SFAS No. 112, Employ-ers' Accounting for Postemployment Benefits. The Statement requires accrual of the costs of benefits provided to former or inactive employees after employment, but before retirement. The unfavorable cumulative effect on the Defense Business of adopting this Standard was $7.1 million, net of income taxes of $4.4 mil-lion. The charge primarily related to extended disability bene-fits which are accrued on a service-driven basis.


         NOTE 3:  RELATED PARTY TRANSACTIONS


         The following table summarizes the significant related party transactions between the Defense Business and other GM and Hughes entities:


         (DOLLARS IN MILLIONS)                     1996      1995      1994
         -------------------------------------------------------------------
         REVENUES                                $ 400.0   $ 273.6   $ 219.1

         Costs and expenses:
            Cost of sales                          352.5     249.2    203.7
            Allocation of corporate expenses       150.4     157.3    192.6
            Imputed interest                        82.1      65.3     60.6

         Imputed interest was charged at a rate of 3.6% to the Defense Business based on the Defense Business' average adjusted net operating assets for the years ended 1996, 1995 and 1994.


         NOTE 4:  PROPERTY - NET


                                                ESTIMATED
                                                 USEFUL
                                                  LIVES
          (DOLLARS IN MILLIONS)                  (YEARS)    1996      1995
         ------------------------------------------------------------------
         Land and improvements                    20-40    $ 102.8  $  108.2
         Buildings and unamortized leasehold
            improvements                          3-45       842.7     828.0
         Machinery and equipment                  3-23     1,306.4   1,323.0
         Furniture, fixtures, and office
            machines                              7-10        65.7      60.7
         Construction in progress                            105.9      77.1
         -------------------------------------------------------------------
         Total                                             2,423.5   2,397.0
         Less accumulated depreciation                     1,338.4   1,335.1
         -----------------------------------------------------------------
         Property - net                                   $1,085.1  $1,061.9
         -----------------------------------------------------------------







         NOTE 5:   NOTES AND LOANS PAYABLE AND LONG-TERM DEBT AND
                  CAPITALIZED LEASES

         (DOLLARS IN MILLIONS)                         1996      1995
         --------------------------------------------------------------
         Loans payable to banks                     $  10.2  $   13.0
         Loans payable to affiliate                    82.9      65.1
         Current portion of long-term debt              1.4       5.9
         ----------------------------------------------------------------
         Total notes and loans payable               $ 94.5    $ 84.0
         ----------------------------------------------------------------
         ----------------------------------------------------------------
         Foreign bank debt                           $ 27.1    $ 53.8
         Other                                          -         1.6
         ----------------------------------------------------------------
         Subtotal                                      27.1      55.4
         Less current portion                           1.4       5.9
         ----------------------------------------------------------------
         Long-term debt                                25.7      49.5
         Capitalized leases                             8.7       0.2
         ----------------------------------------------------------------
         Total long-term debt and capitalized leases $ 34.4    $ 49.7
         ----------------------------------------------------------------


         At December 31, 1996, loans payable to affiliate, a subsidiary of GM, consists of $82.9 million with a maturity date of July 15, 1997, of which $34.9 million bears interest at a rate which approximates the London Interbank Offered Rate (LIBOR) plus 0.10% and the remaining $48.0 million bears interest at a rate which approximates LIBOR plus 0.625%. At December 31, 1996, all foreign bank debt was denominated in British pounds sterling, bearing interest at rates ranging from 5.9% to 7.1%, with maturity dates from 1997 to 2003.


         Annual maturities of long-term debt and capitalized leases are $1.4 million in 1997, $2.4 million in 1998, $2.5 million in 1999, $2.8 million in 2000, $3.1 million in 2001, and $23.6 million thereafter.


         Property with a net book value of $14.8 million at December 31, 1996 was pledged as collateral under such debt.


         NOTE 6:  ACCRUED LIABILITIES


         (DOLLARS IN MILLIONS)                         1996      1995
         --------------------------------------------------------------
         Payrolls and others compensation            $  344.5  $  349.7
         Contract related provisions                    587.0     620.6
         Accrual for restructuring                       11.6      88.0
         Other                                          176.3     108.9
         --------------------------------------------------------------
             TOTAL                                   $1,119.4  $1,167.2
         --------------------------------------------------------------







         NOTE 7:  INCOME TAXES


         The income tax provision consisted of the following:


         (DOLLARS IN MILLIONS)                     1996      1995      1994
         --------------------------------------------------------------------
         U.S. Federal, state and foreign taxes
            currently payable                  $ 226.6   $ 299.0   $ 209.1
         U.S. Federal, state and foreign
            deferred tax liabilities
            (assets) - net                        12.7     (63.6)     17.1
         --------------------------------------------------------------------
            Total Income Tax Provision         $ 239.3   $ 235.4   $ 226.2*
         --------------------------------------------------------------------
         * Excluding effect of accounting change.


         Income before income taxes included the following components:


         (DOLLARS IN MILLIONS)                     1996      1995      1994
         --------------------------------------------------------------------
         U.S. income                             $ 525.5   $ 546.2   $ 487.9
         Foreign (loss) income                      (5.3)      7.8      14.8
         --------------------------------------------------------------------
            Total                                $ 520.2   $ 554.0   $ 502.7
         --------------------------------------------------------------------

         The combined income tax provision was different than the amount computed using the U.S. statutory income tax rate for the reasons set forth in the following table:


         (DOLLARS IN MILLIONS)                     1996      1995      1994
         --------------------------------------------------------------------
         Expected tax at U.S. statutory income
            tax rate                             $ 182.0   $ 193.9   $ 175.9
         U.S. state and local income taxes          20.3      21.6      19.6
         Tax credits                                 -       (15.0)      -
         Purchase accounting adjustments            35.5      35.5      35.5
         Non-deductible goodwill amortization        5.2       2.8       1.4
         Other                                      (3.7)     (3.4)     (6.2)
         --------------------------------------------------------------------
            Total Income Tax Provision           $ 239.3   $ 235.4   $ 226.2*
         --------------------------------------------------------------------
         * Excluding effect of accounting change.





         Temporary differences and carryforwards which gave rise to deferred tax assets and liabilities at December 31, 1996 and 1995 were as follows:


                                              1996                 1995
                                        -----------------    ----------------
                                       DEFERRED  DEFERRED  DEFERRED   DEFERRED
                                          TAX       TAX       TAX       TAX
      (DOLLARS IN MILLIONS)             ASSETS  LIABILITIES ASSETS  LIABILITIES
      -----------------------------------------------------------------------
      Profits on long-term contracts   $ 185.6    $  -     $ 205.2     $  -
      Employee benefit programs           60.4       -        56.8        -
      Depreciation                         -       128.6       -        156.8
      Accrued expenses                    18.0       -         6.5        -
      Other                               75.5      11.8     100.8       11.8
      -----------------------------------------------------------------------
      Subtotal                           339.5     140.4     369.3      168.6
      Valuation allowance                (21.4)      -       (10.3)       -
      -----------------------------------------------------------------------
      Total Deferred Taxes              $318.1    $140.4   $ 359.0     $168.6
      -----------------------------------------------------------------------


         No provision has been made for U.S. Federal income taxes to be paid on the portion of the undistributed earnings of foreign sub-sidiaries deemed permanently reinvested. At December 31, 1996 and 1995, undistributed earnings of foreign subsidiaries amounted to approximately $49.8 million and $46.0 million, respectively. Repatriation of all accumulated foreign earnings would have resulted in tax liabilities of $13.8 million and $12.6 million, respectively.







         At December 31, 1996, the Defense Business had $61.0 million of foreign operating loss carryforwards which expire in varying amounts between 1997 and 2001. The valuation allowance consists of a provision for all of the foreign operating loss carryfor-wards.


         NOTE 8:  RETIREMENT AND INCENTIVE PLANS


         Certain employees of the Defense Business and other Hughes busi-nesses participate in bargaining and non-bargaining defined bene-fit retirement plans (the Plans) maintained by Hughes. These Plans are available to substantially all full-time employees of the Defense Business. Benefits are based on years of service and compensation earned during a specified period of time before retirement. The accumulated plan benefit obligations and plan net assets for the employees of the Defense Business have not been separately determined and are not included in the Combined Balance Sheet. However, the fair value of plan assets exceeds the accumulated plan benefit obligations related to these Plans. In addition, employees of the Defense Business and other Hughes businesses participate in certain other postretirement and postemployment benefit plans, principally health and life insur-ance plans, which are unfunded. The accumulated postretirement and postemployment benefit obligations related to employees of the Defense Business have not been separately determined and are not included in the Combined Balance Sheet. The Defense Business recorded expenses related to the pension, postretirement and postemployment benefits plans of approximately $60.7 million, $31.9 million and $21.4 million in 1996, 1995 and 1994, respec-tively.


         Certain other Defense Business employees (principally foreign employees and those employed by the businesses acquired in the CAE-Link and Magnavox Electronic Systems Company acquisitions - see Note 10) are covered by contributory and non-contributory defined benefit retirement plans, where benefits are based on years of service and compensation earned during a specified period of time before retirement. The net pension cost, assets and liabilities related to these plans are not significant.


         Certain eligible employees of the Defense Business participate in the Hughes Electronics Corporation Incentive Plan pursuant to which shares, rights, or options to acquire GM Class H common stock may be granted through May 31, 1997. The option price is equal to 100% of the fair market value of GM Class H common stock on the date the options are granted. These nonqualified options generally expire 10 years from the dates of grant and are subject to earlier termination under certain conditions.


         Employees of the Defense Business also participate in other Hughes health and welfare plans. Charges related to these plans were $132.6 million, $147.0 million and $195.6 million in 1996, 1995 and 1994, respectively.


         NOTE 9:  SPECIAL PROVISION FOR RESTRUCTURING


         In 1992, Hughes recorded a special restructuring charge of $1,237.0 million primarily attributable to redundant facilities and related employment costs. Approximately $833.1 million was attributable to the Defense Business and comprehended a reduction of the Defense Business worldwide employment, a major facilities consolidation, and a reevaluation of certain business lines that no longer met the Defense Business' strategic objectives. Restructuring costs of $75.4 million, $140.8 million, and $184.4 million attributable to the Defense Business were charged against the reserve during 1996, 1995, and 1994, respectively. The remaining liability attributable to the Defense Business of $16.1 million relates primarily to reserves for excess facilities and other site consolidation costs. It is expected that these costs will be expended predominantly during the next year.










         NOTE 10:  ACQUISITIONS AND DIVESTITURES


         In December 1996, the Defense Business announced that it had reached an agreement to acquire the Marine Systems Division of Alliant Techsystems, Inc. for $141.0 million. The Marine Systems Division is a leader in lightweight torpedo manufacturing and the design and manufacturing of underwater surveillance, sonar, and mine warfare systems. The acquisition was completed in the first quarter of 1997. Also in 1996, the Defense Business acquired an enterprise with operations that complement existing technological capabilities for $28.7 million.


         In February 1995, the Defense Business acquired substantially all of the assets of CAE-Link Corporation for $176.0 million. CAE-Link is an established supplier of simulation, training, and technical services, primarily to the U.S. military and NASA. In December 1995, the Defense Business acquired all of the stock of Magnavox Electronic Systems Company (Magnavox) for $382.4 million. Magnavox is a leading supplier of military tactical commu-nications, electronic warfare, and command and control systems.


         All acquisitions were accounted for using the purchase method of accounting. The operating results of the entities acquired were combined with those of the Defense Business from their respective acquisition dates. These acquisitions did not have a material impact on the operating results of the Defense Business. The purchase price of each acquisition was allocated to the net assets acquired, including intangible assets, based upon their estimated fair values at the dates of acquisition.


         During 1995, Hughes divested several non-strategic enterprises generating aggregate proceeds of approximately $23.6 million with no significant net income impact.


         NOTE 11:  DERIVATIVE FINANCIAL INSTRUMENTS AND RISK MANAGEMENT


         In the normal course of business, Hughes enters into transactions utilizing financial instruments with off-balance sheet risk on behalf of the Defense Business to reduce the Defense Business' exposure to fluctuations in foreign exchange rates. The primary class of derivatives used is foreign exchange-forward contracts. These instruments involve, to varying degrees, elements of credit risk in the event a counterparty should default and market risk as the instruments are subject to rate and price fluctuations.
         Credit risk is managed through the periodic monitoring and approval of financially sound counterparties. Market risk is mitigated because the derivatives are used to hedge underlying transactions. Cash receipts or payments on these contracts nor-mally occur at maturity. Hughes holds derivatives on behalf of the Defense Business only for purposes other than trading.


         Foreign exchange-forward contracts are legal agreements between two parties to purchase and sell a foreign currency, for a price specified at the contract date, with delivery and settlement in the future. Hughes uses these agreements on behalf of the Defense Business to hedge risk of changes in foreign currency exchange rates associated with certain firm commitments denominated in foreign currency.


         The total notional amount of foreign exchange-forward contracts entered into by Hughes on behalf of the Defense Business at December 31, 1996 and 1995, was approximately $23.1 million and $31.0 million, respectively. Such open contracts extend for periods averaging six months.








         NOTE 12:  FAIR VALUE OF FINANCIAL INSTRUMENTS


         For notes and loans payable and long-term debt, the estimated fair value was $120.2 million and $134.2 million at December 31, 1996 and 1995, respectively. Such fair value is based on quoted market prices for similar issues or on current rates offered to the Defense Business for debt of similar remaining maturities. The carrying value of debt with an original term of less than 90 days is assumed to approximate fair value.


         The fair values of derivative financial instruments reflect the estimated amounts the Defense Business would receive or pay to terminate the contracts at the reporting date, which takes into account the current unrealized gains or losses on open contracts that are deferred and recognized when the offsetting gains and losses are recognized on the related hedged items. The fair value of foreign exchange-forward contracts is estimated based on foreign exchange rate quotes at the reporting date. At December 31, 1996 and 1995, the estimated fair value of open contracts held by Hughes on behalf of the Defense Business which were in a net gain position, was $1.2 million and $0.1 million, respectively.
         No amounts were recorded on the Combined Balance Sheet for these contracts in 1996 and 1995. For all financial instruments not described above, fair value approximates book value.


         NOTE 13:  COMMITMENTS AND CONTINGENT LIABILITIES


         In December 1994, Hughes entered into an agreement with Computer Sciences Corporation (CSC) whereby CSC provides a significant amount of data processing services required by the non-automotive businesses of Hughes. Baseline service payments to CSC are expected to aggregate approximately $1.5 billion over the term of the eight-year agreement. Based on historical usage, approxi-mately 85% of the costs incurred under the agreement are attri-butable to the Defense Business. The contract is cancelable by Hughes with substantial early termination penalties.


         Minimum future commitments under operating leases having noncan-celable lease terms in excess of one year, primarily for real property, aggregating $1,048.6 million, are payable as follows:
         $98.6 million in 1997, $86.0 million in 1998, $88.8 million in 1999, $84.2 million in 2000, $74.4 million in 2001, and $616.6 million thereafter. Certain of these leases contain escalation clauses and renewal or purchase options. Rental expenses under operating leases were $96.2 million in 1996, $114.1 million in 1995, and $133.7 million in 1994.


         In conjunction with its performance on long-term contracts, the Defense Business is contingently liable under standby letters of credit and bonds in the amount of $211.8 million and $242.6 mil-lion at December 31, 1996 and 1995, respectively. In the Defense Business' past experience, no material claims have been made against these financial instruments.


         The Defense Business is subject to potential liability under gov-ernment regulations and various claims and legal actions which are pending or may be asserted against it. The aggregate ultimate liability of the Defense Business under these government regula-tions, and under these claims and actions, was not determinable at December 31, 1996. In the opinion of Hughes and Defense Business management, such liability is not expected to have a material adverse effect on the Defense Business' combined operations or financial position.








         NOTE 14:  EXPORT SALES


         Export sales from the U.S. were as follows:


         (DOLLARS IN MILLIONS)         1996           1995      1994
         ---------------------------------------------------------------
         Europe                      $ 321.5        $ 319.7   $ 363.5
         Asia                          335.8          269.6     204.0
         Middle East                   244.9          302.9     347.0
         Canada                         54.3           25.6      70.7
         Other                          12.4           10.4      18.6
         ----------------------------------------------------------------
            Total                    $ 968.9        $ 928.2  $1,003.8
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